Exhibit 10.2

ZONE MINING LIMITED
7164 120th  Street
Surrey, B.C., V3W 3M8

August 17, 2006

Gold Explorations, LLC
1583 Downs Drive
Minden, Nevada
89423

Sirs:

Re: Black Rock Basin, Lode Mining Claims 1 through 15, recorded in Maricopa County, Arizona

As per the agreement, Zone hereby gives Gold Explorations LLC its 30 days notice effective August 17, 2006, to terminate the Lease Agreement, dated April 18th, 2005.

All anniversary payments and BLM payments have been paid and are up to date.

Thank you.

Sincerely,

/s/ Albert Berrow
Albert Berrow President